TOSHOAN HOLDINGS, INC.

RESOLUTION FOR THE APPROVAL OF SUBSIDIARY ACQUISITION BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

Date: December 13, 2013

The undersigned, being the sole member of the Board of Directors, (“the Board”) of TOSHOAN HOLDINGS, INC., a Delaware Corporation (the “Corporation”), hereby approves and adopts the following preamble and resolution by written consent and by quorum, pursuant to the Delaware Corporation Law.

Acquisition of the stock of TOA FISHERY CO., LTD.

RESOLVED, that the Board authorizes and approves to acquire 20 shares of common stock representing 100% shares of TOA FISHERY CO., LTD, a Japan Corporation, from Mr. Hajime Abe in consideration of $10,000. The effective date of this acquisition shall be December 13, 2013. TOA FISHERY CO., LTD. will become the wholly owned subsidiary of the Corporation at effective date.

RESOLVED FURTHER, that the proper officer of the Corporation is hereby authorized and directed to execute all documents and take all actions necessary or advisable in order to carry out and perform the purpose of the foregoing resolutions.

This Unanimous Written Consent Action of the Board of the Corporation is hereby executed as of the date first written above.

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Hajime Abe

Sole Director, President and Secretary